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                                                                     Exhibit 2.2


                      FORM OF STOCKHOLDER VOTING AGREEMENT

      This Stockholder Voting Agreement (the "Agreement") dated as of April 23, 2001 is by and among Antigenics Inc. ("Parent"), a Delaware corporation, and each of the undersigned stockholders (collectively the "Stockholders" and each a "Stockholder") of Aronex Pharmaceuticals, Inc. ("Company"), a Delaware corporation, listed on Annex 1 hereto.

                                    RECITALS

      A. Concurrently with the execution of this Agreement, Parent, Company and NASA Merger Corp. ("Merger Sub"), a Delaware corporation, have entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for a merger of Merger Sub with and into Company (the "Merger").

      B. Each Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of common stock, $0.001 par value per share, of Company ("Company Common Stock") as is set forth opposite such Stockholder's name on Annex 1 (the "Shares").

      C. Parent desires each Stockholder to agree, and each Stockholder is willing to agree, (i) not to transfer or otherwise dispose of any of the Shares, or any other shares of Company Common Stock of which such Stockholder acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) hereafter and prior to the Expiration Date (as defined in Section 8 below) (together with the Shares, the "Subject Shares"), except as contemplated hereunder; and (ii) to vote the Subject Shares so as to facilitate consummation of the Merger.

      NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

      1. Agreement to Retain. Each Stockholder agrees, except as may be specifically required by court order, not to transfer, sell, exchange, pledge or otherwise dispose of or encumber any of the Subject Shares, or to make any offer or agreement relating thereto.

      2. Agreement to Vote. At every meeting of the stockholders of Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Company with respect to any of the following, each Stockholder shall vote the Subject Shares: (i) in favor of adoption of the Merger Agreement and approval of any matter that could reasonably be expected to facilitate the Merger; and (ii) against approval of any proposal made in opposition to, or competition with, consummation of the Merger and against any "Alternative Transaction" (as defined in the Merger Agreement) (each of the foregoing is hereinafter referred to as an "Opposing Proposal"). Each Stockholder agrees not to take any actions contrary to such Stockholder's obligations under this Agreement.

      3. Irrevocable Proxy. At the request of Parent, each Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Annex 2 (the "Proxy") designating such persons as proxies as Parent shall specify.
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      4. Representations, Warranties and Covenants of the Stockholders. Each
Stockholder hereby represents, warrants and covenants to Parent as follows:

            4.1. Ownership of Shares. Such Stockholder: (i) is and will be at the time of the action of the stockholders of Company on the Merger, the record holder and beneficial owner of the Shares and the Subject Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of Company other than the Shares (excluding shares as to which such Stockholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

            4.2. No Proxy Solicitations. Such Stockholder will not, and will not permit any entity under such Stockholder's control to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a stockholders' vote or action by consent of stockholders of Company with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Company that takes any action in support of an Opposing Proposal.

      5. No Limitation on Discretion as Director or Officer. This Agreement is intended solely to apply to the exercise by each Stockholder, in his or her individual capacity, of rights attaching to ownership of the Subject Shares, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of a Stockholder with respect to, any action that may be taken or omitted by him or her acting in his or her fiduciary capacity as a director or officer of Company. These actions include without limitation any actions permitted to be taken by Company and its directors, officers, employees, agents and other representatives under Section 4.10 of the Merger Agreement.

      6. Additional Documents. Each Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

      7. Consented Waiver. Each Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which such Stockholder is a party or pursuant to any rights such Stockholder may have.

      8. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of such date and time as (i) the Merger shall become effective in accordance with the provisions of the Merger Agreement; or (ii) the termination of the Merger Agreement in accordance with its terms.


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
      9. Miscellaneous.

            9.1. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision with a valid and enforceable provision that will achieve, to the extent practical, the purposes of such invalid provision.

            9.2. Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by a Stockholder, on the one hand, and Parent, on the other hand, without prior written consent of the other. Without the consent of any of the Stockholders, Parent may assign this Agreement to a permitted assignee under the Merger Agreement.

            9.3. Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

            9.4. Enforcement. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholders set forth herein. Accordingly, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

            9.5. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or facsimile, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

            (a)   if to Parent, to:

                  Antigenics Inc.
                  630 Fifth Avenue, Suite 1200
                  New York, New York 10111
                  Attn: Garo H. Armen, Ph.D.
                  Telephone:  (212) 332-4772
                  Facsimile:  (212) 332-4778


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
                  with a copy to:

                  Palmer & Dodge LLP
                  One Beacon Street
                  Boston, Massachusetts  02108-3109
                  Attn: Paul M. Kinsella
                  Telephone:  (617) 573-0100
                  Facsimile:  (617) 227-4420

                  if to a Stockholder:

                  to the address set forth on Annex 1

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

      9.6. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice of law principle that would dictate the application of the laws of another jurisdiction.

      9.7. Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

      9.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

      9.9. Section Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.


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                [Signature Page to Stockholder Voting Agreement]
      IN WITNESS WHEREOF, the parties have caused this Stockholder Voting Agreement to be duly executed on the date and year first above written.



                                    ANTIGENICS INC.



                                    By:_____________________________________
                                    Name:
                                    Title:


                                    STOCKHOLDERS:


                                    ________________________________________




                [Signature Page to Stockholder Voting Agreement]

                                                                         ANNEX 1
                                                                         -------

                                                                                      SHARES OF
                                                                                COMPANY COMMON STOCK
                                                                         -----------------------------------------
                   STOCKHOLDER NAME AND                                                              SUBJECT TO
                    ADDRESS FOR NOTICE                                 OWNED                   OUTSTANDING OPTIONS*
                    ------------------                                 -----                   --------------------
          Essex Woodlands Health Ventures IV, L.L.C.                 2,285,715                          0
                Del Lago Plaza, Suite 101
                    15001 Walden Road
                 Montgomery, Texas 77356

            Prince Venture Partners III, L.P.                         343,539                           0
                    c/o Ford Partners
                       25 Ford Road
               Westport, Connecticut 06880

                 Geoffrey F. Cox, Ph.D. (1)                            96,334                        581,669

   Martin P. Sutter (in his individual capacity)                       92,502                        146,667
   Use address from Essex Woodlands Health Ventures IV,
                       L.L.C. above

                     James R. Butler                                   26,347                        47,500
                   Group Vice President
                     ALZA Corporation
                    ALZA International
                   1950 Charleston Road
             Mountain View, California 94043

                  Phyllis Gardner, M.D.                                8,447                         40,000
          Senior Associate Dean for Education and
                      Student Affairs
          Stanford University School of Medicine
              Office of the Dean, Room M121
                    300 Pasteur Drive
                Stanford, California 94305

                      Paul W. Hobby                                    2,975                         40,000
                     Chairman and CEO
                   Hobby Media Services
                     2131 San Felipe
                Houston, Texas 77019-5620

              Gabriel Lopez-Berestein, M.D.                           187,107                        128,500
               M.D. Anderson Cancer Center
             6th Floor, Room Y6.5601, Box 60
                 1515 Holcombe Boulevard
                   Houston, Texas 77030

                    David J. McLachlan                                 25,289                        40,000
                   Genzyme Corporation
                    One Kendall Square
              Cambridge, Massachusetts 02139

                     Gregory F. Zaic                                   16,744                        62,500
       Use address from Prince Venture Partners III,
                       L.P. above

                     Paul A. Cossum (1)                                7,973                         139,045

                 Anthony Williams, M.D. (1)                            4,347                         123,230

                     Terance Murnane (1)                              16,445                         92,675

                          Totals                                   3,113,764                      1,441,786


  * The shares underlying options listed above are subject to options exercisable within 60 days from the date of the Merger Agreement.

(1) Address for notice may be delivered to Aronex Pharmaceuticals, Inc., 8707 Technology Forest Place, The Woodlands, Texas 77381-1191.

                                                                         ANNEX 2


                                IRREVOCABLE PROXY

     The undersigned stockholder of Aronex Pharmaceuticals, Inc. ("Company"), a Delaware corporation, hereby irrevocably (to the extent provided in Section 212 of the Delaware General Corporation Law) appoints Garo Armen, as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's right, subject to the following paragraphs, with respect to the shares of capital stock of Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until the date that the Agreement and Plan of Merger (the "Merger Agreement") dated as of April 23, 2001 among Antigenics Inc. ("Parent"), a Delaware corporation, NASA Merger Corp., a Delaware corporation, and Company, shall be terminated in accordance with its terms or the day the Merger (as defined in the Merger Agreement) is effective (the "Expiration Date"). Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law), is granted pursuant to the Stockholder Voting Agreement (the "Voting Agreement") dated as of April 23, 2001, and is granted in consideration of Parent entering into the Merger Agreement. The attorney and proxy named above will be empowered at any time prior to the Expiration Date to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned, solely to the extent set forth as follows: at every annual, special or adjourned meeting of stockholders of Company, and in every written consent in lieu of such a meeting, or otherwise, in favor of adoption of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, and against any proposal made in opposition to or competition with the consummation of the Merger and against any Alternative Transaction (as defined in the Merger Agreement).

      The attorney and proxy named above may only exercise this proxy to vote the Shares subject hereto at any time prior to the Expiration Date as contemplated in the prior paragraph, and may not exercise this proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

      All obligations of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.
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      This Proxy is coupled with an interest and is irrevocable.

Dated:  ____________, 2001          Signature of Stockholder:



                                    ___________________________________



                                    Print Name of Stockholder:



                                    ___________________________________



                                    Shares owned:

                                    ____________ shares of Common Stock



                                    Shares subject to outstanding options:

                                    _____________ shares of Common Stock


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



                       SIGNATORIES TO THE VOTING AGREEMENT
                       -----------------------------------

          James R. Butler
          Paul Cossum, Ph.D.
          Geoffrey Cox, Ph.D.
          Essex Woodlands Health Ventures IV, L.L.C.
          Phyllis I. Gardner, M.D.
          Paul W. Hobby
          Gabriel Lopez-Berestein, M.D.
          David J. McLachlan
          Terance Murnane, CPA
          Prince Venture Partners III, L.P.
          Martin P. Sutter
          Tony Williams, M.D.
          Gregory F. Zaic